LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
57997001	ELAYAWAY, INC.	EAA0134	03/12/10	RZM
NOTE AMOUNT	**INDEX (w/Margin)**	**RATE**	**MATURITY DATE**	**LOAN PURPOSE**
$50,702.79	Wall Street Journal Prime plus 1.000%	6.500%	09/12/10	Commercial
		Creditor Use Only		

PROMISSORY NOTE

(Commercial - Single Advance)

RENEWAL NOTE

This Note is a renewal and is exempt from taxation pursuant to Fla. Stat. 201.09.

DATE AND PARTIES. The date of this Promissory Note (Note) is March 12, 2010. The parties and their addresses are:

LENDER:
PREMIER BANK
LENDING CENTER
P. O. Box 3606
Tallahassee, FL 32315-3606
Telephone: (850) 386-2225

BORROWER:
ELAYAWAY, INC.
a Florida Corporation
1625 SUMMIT LAKE DRIVE SUITE 205
TALLAHASSEE, FL 32317

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together. "You" and "Your" refer to the Lender.

B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

F. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. RENEWAL. This Note is a renewal of the following described note:

Note Date	Note Number	Note Amount
March 12, 2009	# 57997001	$50,702.80

I have requested that the note listed in the table above be renewed. The remaining balance of the note listed in the table above is $50,702.79.

3. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of **$50,702.79 (Principal)** plus interest from March 12, 2010 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

4. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of **6.500 percent (Interest Rate)** until March 13, 2010, after which time it may change as described in the Variable Rate subsection.

A. Interest After Default. If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section. In such event, interest will accrue on the unpaid Principal balance of this Note at 18.000 percent until paid in full.

B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

C. Statutory Authority. The amount assessed or collected on this Note is authorized by the Florida usury laws under Fla. Stat. § 658.

D. Accrual. Interest accrues using an Actual/360 days counting method.

E. Variable Rate. The Interest Rate may change during the term of this transaction.

(1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks known as the Wall Street Journal U.S. Prime Rate.
The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

(2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change March 13, 2010 and daily thereafter.

(3) Calculation Of Change. On each Change Date you will calculate the Interest Rate, which will be the Current Index plus 1.000 percent. The result of this calculation will be rounded up to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4) Limitations. The Interest Rate changes are subject to the following limitations:

(a) Lifetime. The Interest Rate will never be greater than 18.000 percent or less than 6.500 percent.

(5) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments and the amount of the final payment will change.

5. ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges.

A. Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

Renewal Fee. A(n) Renewal Fee fee of $425.00 payable from separate funds on or before today's date.

Credit Report. A(n) Credit Report fee of $11.50 payable from separate funds on or before today's date.

6. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

A. Late Charge. If a payment is more than **10** days late, I will be charged **5.000** percent of the Unpaid Portion of Payment or $35.00, whichever is greater. I will pay this late charge promptly but only once for each late payment.

B. Returned Check Charge. I agree to pay a fee not to exceed $34.61 for each check, negotiable order of withdrawal or draft I issue in connection with the Loan that is returned because it has been dishonored.

7. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented. The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated. When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

8. PAYMENT. I agree to pay this Note in installments of accrued interest beginning April 12, 2010, and then on the 12th day of each month thereafter. I agree to pay the entire unpaid Principal and any accrued but unpaid interest on September 12, 2010.
Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.
Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. You may change how payments are applied in your sole discretion without notice to me. The actual amount of my final payment will depend on my payment record.

9. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

10. LOAN PURPOSE. The purpose of this Loan is to renew existing loan # 57997001. Originally to provide the borrower with funds for a capital injection to Elayaway, LLC.

11. ADDITIONAL TERMS. REAL ESTATE SECURED LOANS: In the event real estate taxes become delinquent, and remain unpaid, Premier Bank will pay the taxes; advance the amount paid against your promissory note and immediately set up escrow to cover future year's taxes. You will be charged a fee of not less than $250.00, which will also be advanced against your promissory note.

12. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. **Additional Waivers By Borrower.** In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.
(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
(3) You may release, substitute or impair any Property securing this Note.
(4) You, or any institution participating in this Note, may invoke your right of set-off.
(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.
(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.
(7) I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

B. **No Waiver By Lender.** Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

13. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

14. APPLICABLE LAW. This Note is governed by the laws of Florida, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Florida, unless otherwise required by law.

15. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

16. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or limitations of Sections 19(a), 32 or 35 of Regulation Z or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

19. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

20. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

21. WAIVER OF JURY TRIAL. All of the parties to this Note knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Note or any other Loan Document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

22. SIGNATURES. By signing under seal, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:
ELAYAWAY, INC.
By________________________ (Seal)
Douglas Salie, CEO FOR THE COMPANY AS ITS CEO

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
57997001	ELAYAWAY, INC.	EAA0134	03/12/10	RZM
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$50,702.79	Wall Street Journal Prime plus 1.000%	6.500%	09/12/10	Commercial
		Creditor Use Only		

COMMERCIAL LOAN AGREEMENT

Single Advance Loan

DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is March 12, 2010. The parties and their addresses are as follows:

LENDER:
PREMIER BANK
LENDING CENTER
P. O. Box 3606
Tallahassee, FL 32315-3606

BORROWER:
ELAYAWAY, INC.
a Florida Corporation
1625 SUMMIT LAKE DRIVE SUITE 205
TALLAHASSEE, FL 32317

1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings.

A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Pronouns. The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually or together. "You" and "your" refers to the Loan's lender.

F. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan Documents, you will provide me with a term note in the amount of $50,702.79 (Principal). I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.

3. MATURITY DATE. I agree to fully repay the Loan by September 12, 2010.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

D. Hazardous Substances. Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substance, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.

E. Use of Property. After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.

F. Environmental Laws. I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property. The property and any activities on the property are in full compliance with all Environmental Law.

G. Loan Purpose. The purpose of this Loan is to renew existing loan # 57997001. Originally to provide the borrower with funds for a capital injection to Elayaway, LLC.

H. No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

I. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

5. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.

A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B. Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.

C. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within 120 days after your request.

D. Additional Financial Statements Term. BORROWER AND GUARANTOR ARE REQUIRED TO PROVIDE FINANCIAL INFORMATION ANNUALLY. BY EXECUTION OF THE PROMISSORY NOTE OF SAME DATE, BOTH BORROWER AND GUARANTOR AGREE TO SUBMIT UPDATED FINANCIAL STATEMENTS AND TAX RETURNS AS THEY BECOME AVAILABLE.

6. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

B. **Inspection.** Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

(1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2) You may discuss my affairs, finances and business with any one who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.

After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

C. **Business Requirements.** I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

D. **Compliance with Laws.** I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

E. **New Organizations.** I will obtain your written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all the assets of another; materially changing the legal structure, management, ownership or financial condition; or effecting or entering into a domestication, conversion or interest exchange.

F. **Other Liabilities.** I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

G. **Notice to You.** I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

H. **Dispose of No Assets.** Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets' depreciated book value or more.

I. **Insurance.** I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgagee or lender loss payee endorsement for you when these endorsements are available. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification. I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

J. **Additional Taxes.** I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.

K. **Additional Covenants.** 50% pay down by next renewal. If pay down is not met, loan will be termed out at next renewal.

7. **DEFAULT.** I will be in default if any of the following occur:

A. **Payments.** I fail to make a payment in full when due.

B. **Insolvency or Bankruptcy.** The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.

C. **Business Termination.** I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. **Failure to Perform.** I fail to perform any condition or to keep any promise or covenant of this Agreement.

E. **Other Documents.** A default occurs under the terms of any other Loan Document.

F. **Other Agreements.** I am in default on any other debt or agreement I have with you.

G. **Misrepresentation.** I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. **Judgment.** I fail to satisfy or appeal any judgment against me.

I. **Forfeiture.** The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. **Name Change.** I change my name or assume an additional name without notifying you before making such a change.

K. **Property Transfer.** I transfer all or a substantial part of my money or property.

L. **Property Value.** You determine in good faith that the value of the Property has declined or is impaired.

M. **Material Change.** Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

N. **Insecurity.** You determine in good faith that a material adverse change has occurred in Borrower's financial condition from the conditions set forth in Borrower's most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Loan is impaired for any reason.

8. **REMEDIES.** After I default, you may at your option do any one or more of the following.

A. **Acceleration.** You may make all or any part of the amount owing by the terms of the Loan immediately due. If I am a debtor in a bankruptcy petition or in an application filed under section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application.

B. **Sources.** You may use any and all remedies you have under state or federal law or in any Loan Document.

C. **Insurance Benefits.** You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. **Payments Made On My Behalf.** Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.

E. **Set-Off.** You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement or any other Loan Document. Expenses include, but are not limited to, attorneys' fees of 10 percent of the Principal sum due or a larger amount as the court judges as reasonable and just, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

10. APPLICABLE LAW. This Agreement is governed by the laws of Florida, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Florida, unless otherwise required by law.

11. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. You may assign all or part of your rights or duties under this Agreement or the Loan Documents without my consent. If you assign this Agreement, all of my covenants, agreements, representations and warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns. I may not assign this Agreement or any of my rights under it without your prior written consent. The duties of the Loan will bind my successors and assigns.

12. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

13. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

14. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

15. WAIVER OF JURY TRIAL. All of the parties to this Agreement knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Agreement or any other Loan Document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

16. SIGNATURES. By signing under seal, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

BORROWER:

ELAYAWAY, INC.

By______________________ (Seal)

Douglas Salie, CEO FOR THE COMPANY AS ITS CEO

DISBURSEMENT AUTHORIZATION AND CASH PAYMENT SUMMARY

DATE AND PARTIES. The date of this Disbursement Authorization and Cash Payment Summary is March 12, 2010. The parties and their addresses are:

LENDER:
PREMIER BANK
LENDING CENTER
P. O. Box 3606
Tallahassee, FL 32315-3606
Telephone: (850) 386-2225

BORROWER:
ELAYAWAY, INC.
a Florida Corporation
1625 SUMMIT LAKE DRIVE SUITE 205
TALLAHASSEE, FL 32317

1. **DEFINITIONS.** As used in this Disbursement Authorization and Cash Payment Summary, the terms have the following meanings:

   A. Pronouns. The pronouns "I", "me" and "my" refer to all Borrowers signing this Disbursement Authorization and Cash Payment Summary, individually and together. "You" and "Your" refer to the Lender.

   B. Loan. "Loan" refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Disbursement Authorization and Cash Payment Summary.

2. **DISBURSEMENT SUMMARY.** The following summarizes the disbursements from the Loan.

Loan		$50,702.79
Cash Paid In	$436.50	
Amount Contributed by Borrower	$0.00	
Total Cash Received		$436.50
Disbursed to Borrowers	$0.00	
Disbursed to Lender	$51,127.79	
Disbursed to Other Payees	$11.50	
Total Amounts Disbursed		$51,139.29
Amount Remaining To Be Disbursed		$0.00
Undisbursed Fees/Charges		$0.00

3. **DISBURSEMENT AUTHORIZATION.** I authorize you to disburse the following amounts from my Loan.

DISBURSED TO:	DATE:		AMOUNT DISBURSED:
Disbursements to Borrower:			$0.00
Disbursements to Lender:			$50,702.79
Renewal of loan # 57997001	03/12/2010	$50,702.79	
Disbursements to third parties:			$0.00
TOTAL DISBURSED:			$50,702.79

4. **CASH PAYMENT SUMMARY.** The following loan charges are cash payments collected prior to or at settlement.

DISBURSED TO:	DATE:			AMOUNT DISBURSED:
Cash Fees & Charges disbursed to Lender:	03/12/2010			$425.00
Renewal Fee			$425.00	
Cash Fees & Charges disbursed to third parties:				$11.50
Premier Bank for Credit Reporting Agency:	03/12/2010		$11.50	
Credit Report		$11.50		
Items marked with an asterisk (*) have been paid outside of closing				
TOTAL OF CASH PAYMENTS:				$436.50

Amount remaining to be disbursed, if any: $0.00

I acknowledge receipt of a copy of this Disbursement Authorization and Cash Payment Summary on March 12, 2010.

BORROWER:

ELAYAWAY, INC.

By [signature]
Douglas Salie, CEO FOR THE COMPANY AS ITS CEO

AUTHORIZATION
by Corporation

1. **ENTITY CERTIFICATIONS.** I, Douglas Salie, CEO certify that:

A. I am designated to act on behalf of ELAYAWAY, INC., Federal Tax Identifying Number 20-3434117 (Corporation).

B. I am authorized and directed to execute an original or a copy of this Authorization to Financial Institution, and anyone else requiring a copy.

C. Corporation is properly formed and validly existing under the laws of Florida and that Corporation has the power and authority to conduct business and other activities as now being conducted.

D. Corporation has the power and authority to adopt and provide this Authorization and to confer the powers granted in this Authorization; the designated Agents have the power and authority to exercise the actions specified in this Authorization; and Corporation properly adopted these authorizations and appointed the A gents and me to act on its behalf.

E. Corporation will not use any trade name or fictitious name without Financial Institution's prior written consent and will preserve Corporation's existing name, trade names, fictitious names and franchises.

F. Corporation will notify Financial Institution before reorganizing, merging, consolidating, recapitalizing, dissolving or otherwise materially changing ownership, management or organizational form. Corporation will be fully liable for failing to notify Financial Institution of these material changes.

2. **GENERAL AUTHORIZATIONS.** I certify Corporation authorizes and agrees that:

A. Premier Bank
Lending Center (Financial Institution) is designated to provide Corporation the financial accommodations indicated in this Authorization.

B. All prior transactions obligating Corporation to Financial Institution by or on behalf of Corporation are ratified by execution of this Authorization.

C. Any Agent, while acting on behalf of Corporation, is authorized, subject to any expressed restrictions, to make all other arrangements with Financial Institution which are necessary for the effective exercise of the powers indicated within this Authorization.

D. The signatures of the Agents are conclusive evidence of their authority to act on behalf of Corporation.

E. Unless otherwise agreed to in writing, this Authorization replaces any earlier related Authorization and will remain effective until Financial Institution receives and records an express written notice of its revocation, modification or replacement. Any revocation, modification or replacement of this Authorization must be accompanied by documentation, satisfactory to Financial Institution, establishing the authority for the change.

F. Corporation agrees not to combine proceeds from collateral securing any debts owed to Financial Institution with unrelated funds.

G. Financial Institution may verify credit history of Corporation by obtaining a credit report from a credit reporting agency or any other necessary means.

3. **SPECIFIC AUTHORIZATIONS.** The following persons (Agents) are authorized to act on behalf of Corporation in fulfilling the purposes of this Authorization:

Name and Title and, If Applicable, Representative Entity's Name and Relationship to Authorizing Entity	Signature	Facsimile Signature
Douglas Salie, CEO of ELAYAWAY, INC.	[signature]	

Corporation authorizes and directs the designated A gents to act, as indicated, on Corporation's behalf to:

A. Borrow money or obtain other credit or financial accommodation from Financial Institution on behalf of and in the name of Corporation on the terms agreed to with Financial Institution. The designated agents may execute and endorse promissory notes, acceptances or other evidences of indebtedness.

This power may only be exercised by Douglas Salie and requires one authorized signature.

B. Grant a security interest, lien or other encumbrance to Financial Institution in any or all real or personal property that Corporation now owns or may acquire in the future for the payment or performance of all debts, liabilities and obligations of every type and description owed now or in the future by Corporation to Financial Institution.

This power may only be exercised by Douglas Salie and requires one authorized signature.

C. Receive and acknowledge receipt for funds, whether payable to the order of Corporation or an Agent, without additional certification as to the use of the proceeds.

This power may only be exercised by Douglas Salie and requires one authorized signature.

D. Periodically amend, restructure, renew, extend, modify, substitute or terminate any agreements or arrangements with Financial Institution that relate to this Authorization.

This power may only be exercised by Douglas Salie and requires one authorized signature.

E. Execute other agreements that Financial Institution may require, and perform or cause to be performed any further action necessary to carry out the purposes of this Authorization.

This power may only be exercised by Douglas Salie and requires one authorized signature.

4. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Authorization.

SIGNATURES. By signing under seal, I certify and agree to the terms contained in this Authorization on behalf of Corporation on March 12, 2010. I also acknowledge receipt of a copy of this Authorization.

AUTHORIZATION'S SIGNER:

ELAYAWAY, INC.

By_______________________ (Seal)
Douglas Salie, CEO FOR THE COMPANY AS ITS CEO

Notary or Acknowledgment Here (Optional)

FOR FINANCIAL INSTITUTION USE ONLY

Acct/Loan # _______________ Authorization and agreement completed and effective _______ by _______________ for the Financial Institution.

GUARANTY

(Continuing Debt - Unlimited)

DATE AND PARTIES. The date of this Guaranty is March 12, 2010. The parties and their addresses are:

LENDER:
PREMIER BANK
LENDING CENTER
P. O. Box 3606
Tallahassee, FL 32315-3606
Telephone: (850) 386-2225

BORROWER:
ELAYAWAY, INC.
a Florida Corporation
1625 SUMMIT LAKE DRIVE SUITE 205
TALLAHASSEE, FL 32317

GUARANTOR:
JAMES E. PUMPHREY
556 HIGH OAKS CT
TALLAHASSEE, FL 32312

1. DEFINITIONS. As used in this Guaranty, the terms have the following meanings:

A. Pronouns. The pronouns "I", "me" and "my" refer to all persons or entities signing this Guaranty, individually and together. "You" and "your" refer to the Lender.

B. Note. "Note" refers to the document that evidences the Borrower's indebtedness, and any extensions, renewals, modifications and substitutions of the Note.

C. Property. "Property" means any property, real, personal or intangible, that secures performance of the obligations of the Note, Debt, or this Guaranty.

2. SPECIFIC AND FUTURE DEBT GUARANTY. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce your forbearance with respect to any Debt, or to induce you to extend and/or maintain credit, or grant any other financial accommodation, I absolutely and unconditionally agree to all terms of and guaranty to you the payment and performance of each and every Debt, of every type, purpose and description that the Borrower either individually, among all or a portion of themselves, or with others, may now or at any time in the future owe you, including, but not limited to the following described Debt(s) including without limitation, all principal, accrued interest, attorneys' fees and collection costs, when allowed by law, that may become due from the Borrower to you in collecting and enforcing the Debt and all other agreements with respect to the Borrower.

A promissory note or other agreement, No. 57997001, dated March 12, 2010, from ELAYAWAY, INC. (Borrower) to you, in the amount of $50,702.79.

In addition, Debt refers to debts, liabilities, and obligations of the Borrower (including, but not limited to, amounts agreed to be paid under the terms of any notes or agreements securing the payment of any debt, loan, liability or obligation, overdrafts, letters of credit, guaranties, advances for taxes, insurance, repairs and storage, and all extensions, renewals, refinancings and modifications of these debts) whether now existing or created or incurred in the future, due or to become due, or absolute or contingent, including obligations and duties arising from the terms of all documents prepared or submitted for the transaction such as applications, security agreements, disclosures, and the Note.

You may, without notice, apply this Guaranty to such Debt of the Borrower as you may select from time to time.

3. EXTENSIONS. I consent to all renewals, extensions, modifications and substitutions of the Debt which may be made by you upon such terms and conditions as you may see fit from time to time without further notice to me and without limitation as to the number of renewals, extensions, modifications or substitutions.

4. UNCONDITIONAL LIABILITY. I am unconditionally liable under this Guaranty, regardless of whether or not you pursue any of your remedies against the Borrower, against any other maker, surety, guarantor or endorser of the Debt or against any Property. You may sue me alone, or anyone else who is obligated on this Guaranty, or any number of us together, to collect the Debt. My liability is not conditioned on the signing of this Guaranty by any other person and further is not subject to any condition not expressly set forth in this Guaranty or any instrument executed in connection with the Debt. My obligation to pay according to the terms of this Guaranty shall not be affected by the illegality, invalidity or unenforceability of any notes or agreements evidencing the Debt, the violation of any applicable usury laws, forgery, or any other circumstances which make the indebtedness unenforceable against the Borrower. I will remain obligated to pay on this Guaranty even if any other person who is obligated to pay the Debt, including the Borrower, has such obligation discharged in bankruptcy, foreclosure, or otherwise discharged by law.

5. BANKRUPTCY. If a bankruptcy petition should at any time be filed by or against the Borrower, the maturity of the Debt, so far as my liability is concerned, shall be accelerated and the Debt shall be immediately payable by me. I acknowledge and agree that this Guaranty, and the Debt secured hereby, will remain in full force and effect at all times, notwithstanding any action or undertakings by, or against, you or against any Property, in connection with any obligation in any proceeding in the United States Bankruptcy Courts. Such action or undertaking includes, without limitation, valuation of Property, election of remedies or imposition of secured or unsecured claim status upon claims by you, pursuant to the United States Bankruptcy Code, as amended. In the event that any payment of principal or interest received and paid by any other guarantor, borrower, surety, endorser or co-maker is deemed, by final order of a court of competent jurisdiction, to have been a voidable preference under the bankruptcy or insolvency laws of the United States or otherwise, then my obligation will remain as an obligation to you and will not be considered as having been extinguished.

6. REVOCATION. I agree that this is an absolute and unconditional Guaranty. I agree that this Guaranty will remain binding on me, whether or not there are any Debts outstanding, until you have actually received written notice of my revocation or written notice of my death or incompetence. Notice of revocation or notice of my death or incompetence will not affect my obligations under this Guaranty with respect to any Debts incurred by or for which you have made a commitment to Borrower before you actually receive such notice, and all renewals, extensions, refinancings, and modifications of such Debts. I agree that if any other person signing this Guaranty provides a notice of revocation to you, I will still be obligated under this Guaranty until I provide such a notice of revocation to you. If any other person signing this Guaranty dies or is declared incompetent, such fact will not affect my obligations under this Guaranty.

7. PROPERTY. I agree that any Property may be assigned, exchanged, released in whole or in part or substituted without notice to me and without defeating, discharging or diminishing my liability. My obligation is absolute and your failure to perfect any security interest or any act or omission by you which impairs the Property will not relieve me or my liability under this Guaranty. You are

under no duty to preserve or protect any Property until you are in actual or constructive possession. For purposes of this paragraph, you will only be in "actual" possession when you have physical, immediate and exclusive control over the Property and have accepted such control in writing. Further, you will only be deemed to be in "constructive" possession when you have both the power and intent to exercise control over the Property.

8. DEFAULT. I will be in default if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me, Borrower, or any co-signer, endorser, surety or guarantor of this Guaranty or any Debt.

C. Death or Incompetency. I die or am declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Guaranty.

E. Other Documents. A default occurs under the terms of any other document relating to the Debt.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

M. Insecurity. You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Guaranty or that the prospect for payment or performance of the Debt is impaired for any reason.

9. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers. In addition, to the extent permitted by law, I consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to the Debt or this Guaranty.

(1) You may renew or extend payments on the Debt, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property.

(4) You, or any institution participating in the Debt, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of the Debt to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that the Borrower is authorized to modify the terms of the Debt or any instrument securing, guarantying or relating to the Debt.

(7) You may undertake a valuation of any Property in connection with any proceedings under the United States Bankruptcy Code concerning the Borrower or me, regardless of any such valuation, or actual amounts received by you arising from the sale of such Property.

(8) I agree to consent to any waiver granted the Borrower, and agree that any delay or lack of diligence in the enforcement of the Debt, or any failure to file a claim or otherwise protect any of the Debt, in no way affects or impairs my liability.

(9) I agree to waive reliance on any anti-deficiency statutes, through subrogation or otherwise, and such statutes in no way affect or impair my liability. In addition, until the obligations of the Borrower to Lender have been paid in full, I waive any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any other right I may have to enforce any remedy which you now have or in the future may have against the Borrower or another guarantor or as to any Property.

Any Guarantor who is an "insider," as contemplated by the United States Bankruptcy Code, 11 U.S.C. 101, as amended, makes these waivers permanently. (An insider includes, among others, a director, officer, partner, or other person in control of the Borrower, a person or an entity that is a co-partner with the Borrower, an entity in which the Borrower is a general partner, director, officer or other person in control or a close relative of any of these other persons.) Any Guarantor who is not an insider makes these waivers until all Debt is fully repaid.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in the Debt instruments, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

C. Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

10. REMEDIES. After the Borrower or I default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Guaranty immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any documents relating to the Debt.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on default.

D. Payments Made on the Borrower's Behalf. Amounts advanced on the Borrower's behalf will be immediately due and may be added to the balance owing under the Debt.

E. Attachment. You may attach or garnish my wages or earnings.

F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Guaranty against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Guaranty" means the total amount to which you are entitled to demand payment under the terms of this Guaranty at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Debt, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

11. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Guaranty or any other document relating to the Debt. To the extent permitted by law, expenses include, but are not limited to, reasonable attorneys' fees, court costs and other legal expenses. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

12. WARRANTIES AND REPRESENTATIONS. I have the right and authority to enter into this Guaranty. The execution and delivery of this Guaranty will not violate any agreement governing me or to which I am a party.

In addition, I represent and warrant that this Guaranty was entered into at the request of the Borrower, and that I am satisfied regarding the Borrower's financial condition and existing indebtedness, authority to borrow and the use and intended use of all Debt proceeds. I further represent and warrant that I have not relied on any representations or omissions from you or any information provided by you respecting the Borrower, the Borrower's financial condition and existing indebtedness, the Borrower's authority to borrow or the Borrower's use and intended use of all Debt proceeds.

13. RELIANCE. I acknowledge that you are relying on this Guaranty in extending credit to the Borrower, and that I have signed this Guaranty to induce you to forbear from exercising your remedies against the Borrower, extend credit to the Borrower, maintain the Borrower's credit, or grant any other financial accommodation. I represent and warrant to you that I have a direct and substantial economic interest in the Borrower and expect to derive substantial benefits from the continued existence of the Debt guarantied hereby, and from any loan and/or financial accommodations resulting in the creation of other Debt guarantied hereby. I agree to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions in the manner as previously described in this Guaranty if at any time, in my opinion, the benefits then being received by me in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty. You may rely conclusively on a continuing warranty that I continue to be benefited by this Guaranty and you will have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty will be effective and enforceable by you without regard to the receipt, nature or value of any such benefits.

14. APPLICABLE LAW. This Guaranty is governed by the laws of Florida, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

15. AMENDMENT, INTEGRATION AND SEVERABILITY. This Guaranty may not be amended or modified by oral agreement. No amendment or modification of this Guaranty is effective unless made in writing and executed by you and me. This Guaranty is the complete and final expression of the agreement. If any provision of this Guaranty is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16. ASSIGNMENT. If you assign any of the Debts, you may assign all or any part of this Guaranty without notice to me or my consent, and this Guaranty will inure to the benefit of your assignee to the extent of such assignment. You will continue to have the unimpaired right to enforce this Guaranty as to any of the Debts that are not assigned. This Guaranty shall inure to the benefit of and be enforceable by you and your successors and assigns and any other person to whom you may grant an interest in the Debts and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Guaranty.

18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Guarantor will be deemed to be notice to all Guarantors. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Guaranty and to confirm your lien status on any Property. Time is of the essence.

19. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

20. WAIVER OF JURY TRIAL. All of the parties to this Guaranty knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Guaranty or any other documents relating to the Debt or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

21. SIGNATURES. By signing under seal, I agree to the terms contained in this Guaranty. I also acknowledge receipt of a copy of this Guaranty.

GUARANTOR:

[signature] (Seal)
JAMES E. PUMPHREY
Individually

LOAN NUMBER: 57997001
BORROWER: ELAYAWAY, INC.
GUARANTOR: James E. Pumphrey
DATED: March 12, 2010

STATE OF FLORIDA
COUNTY OF LEON

The foregoing instrument was acknowledged before me this 7 day of April 2010, by James E Pumphrey. He/She

✓ is personally known to me; or
______ has produced a driver's license as identification

and who did not take an oath.

Lisa J Weeks
Notary Public
State of Florida
My commission number:
expires:

LISA J. WEEKS
MY COMMISSION # DD 924128
EXPIRES: October 1, 2013
Bonded Thru Notary Public Underwriters

LISA J. WEEKS
MY COMMISSION # DD 924128
EXPIRES: October 1, 2013
Bonded Thru Notary Public Underwriters